UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2011

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road		48034-8339
Southfield, Michigan
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Credit Acceptance Corporation (“we,” “us” or “our”) held its Annual Meeting of Shareholders on May 19, 2011, at which shareholders:

1.	Elected five directors to serve until the 2012 annual meeting;
2.	Approved our executive compensation on an advisory basis;
3.	Indicated, on an advisory basis, that future advisory votes on our executive compensation should occur every year; and
4.	Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2011.

Shareholders cast their votes on each of these four proposals as follows:

1.	Election of five directors to serve until the 2012 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Donald A. Foss	23,339,952	254,427	1,312,900
Glenda J. Flanagan	23,523,113	71,266	1,312,900
Brett A. Roberts	23,475,523	118,856	1,312,900
Thomas N. Tryforos	23,358,426	235,953	1,312,900
Scott J. Vassalluzzo	23,522,927	71,452	1,312,900

2.	Advisory vote on our executive compensation:

For	Against	Abstain	Broker Non Votes
23,554,574	37,155	2,650	1,312,900

3.	Advisory vote on the frequency of future advisory votes on our executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non Votes
23,247,296	23,512	320,708	2,863	1,312,900

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board of Directors has determined that we will hold an advisory vote on our executive compensation annually (until the next advisory vote on the frequency of future advisory votes on our executive compensation, which will occur no later than our annual meeting of shareholders in 2017).

4.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2011:

For	Against	Abstain	Broker Non Votes
24,897,255	2,471	7,553	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: May 19, 2011	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer